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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):    July 19, 2002
                                                 ------------------------


                        CHILDTIME LEARNING CENTERS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

          Michigan                      0-27656                  38-3261854
------------------------------      ------------------     ---------------------
 (State or other jurisdiction         (Commission              (IRS Employer
    of incorporation)                 File Number)          Identification No.)



38345 West 10 Mile Road, Suite 100, Farmington Hills,              48335
-----------------------------------------------------          --------------
         (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code       (248) 476-3200
                                                  -----------------------------


                                 Not applicable
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 1.     NOT APPLICABLE.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

         On July 19, 2002, a wholly-owned subsidiary of Childtime Learning Centers, Inc. (the "Company") acquired substantially all of the assets of Tutor Time Learning Systems, Inc., a Florida corporation ("Tutor Time"), for an aggregate purchase price of approximately $22,500,000 plus the assumption of certain liabilities. The acquisition was consummated pursuant to an Asset Purchase Agreement dated as of June 28, 2002, attached hereto as Exhibit 2.1, as approved by the U.S. Bankruptcy Court, Southern District of Florida (Ft. Lauderdale Division). The assets acquired by the Company consisted of substantially all of the operating assets and contract rights used by Tutor Time in its child care operations, which were comprised of 198 company-owned and franchised child care centers operating in 23 states and internationally. A press release announcing the acquisition was issued by the Company on July 22, 2002. The information contained in the press release, attached hereto as Exhibit 99.1, is incorporated herein by reference.

         In consideration for the provision of investment advisory services (with respect to the acquisition (including related post-closing services), Jacobson Partners was paid an advisory fee of $1 million (the "Advisory Fee"). The Advisory Fee consisted of a cash payment of $333,336 and the issuance of 175,438 shares, which had been valued at $3.80 per share (the average closing price of the Company's common stock for the five-day period ended February 15,
2002). Jacobson Partners is the management and financial consultant to the Company of which Benjamin R. Jacobson, a director of the Company is the managing general partner, James J. Morgan, the Company's Chairman of the Board, is a partner, and George A. Kellner, the Company's Vice Chairman of the Board, is a special advisor.

         The Tutor Time acquisition was financed, in part, by Bank One, NA through its secured credit facility with Childtime Childcare, Inc., a wholly-owned subsidiary of the Company, as amended by the Second Amendment to Amended and Restated Credit Agreement dated as of July 19, 2002. A copy of the Second Amendment is attached hereto as Exhibit 4.1.

         Subordinated loans (the "Subordinated Notes") in the aggregate amount of $14 million were provided by a group of lenders organized by Jacobson Partners, to fund the balance of the Tutor Time acquisition purchase price and to provide related working capital. The Subordinated Notes are subject to a Subordination Agreement in favor of Bank One, NA, mature December 31, 2004 and bear interest at 15% (of which 7% is payable in cash, with the balance payable in kind by the issuance of additional subordinated notes (the "Additional Subordinated Notes") with interest and principal payable on the earlier of (x) December 31, 2004 and (y) such date on or after March 31, 2003, on which the Company is in compliance with the Senior Debt to EBITDA covenant of the Second Amendment, provided that the Company has consummated the Rights Offering (defined below) and received net cash proceeds (and/or cancelled Subordinated Notes) of at least $7,500,000 from the issuance of Common Stock in such Rights Offering (the "Minimum Equity Agreement")). If the Rights Offering is not consummated and the Minimum Equity Amount is not received on or before July 19, 2003, then until the earlier of December 31, 2004 or the date on which the Company consummates the Rights Offering and receives the Minimum Equity Amount, all interest on the Subordinated Notes will be payable by the issuance of Additional Subordinated Notes. A copy of the Subordination Agreement and the form of Subordinated Promissory Notes are attached hereto as Exhibit 4.2. The terms of the Subordinated Notes were approved by a Special Committee of the Board of Directors, consisting of Leonard C. Tylka and Jason K. Feld. Although Jacobson Partners received no consideration for arranging this financing, lenders included JP Acquisition Fund II, L.P. and JP Acquisition Fund III, L.P., entities controlled and managed by affiliates of Jacobson Partners (for an aggregate of $10,536,432), and three directors of the Company (Mr. Jacobson, Mr. Morgan and Mr. Kellner)


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and trusts for the benefit of their adult children (for an aggregate of
$307,472). William D. Davis' the Company's new President and Chief Executive Officer participated as a lender, in the amount of $400,000. The initial funding for Mr. Davis' participation was furnished by JP Acquisition Fund III. The parties subsequently concluded that the loan arrangement should not be continued with Mr. Davis, and, accordingly, Mr. Davis has assigned his portion of the subordinated financing to JP Acquisition Fund III.

         In connection with the Tutor Time acquisition, JP Acquisition Fund II, L.P., JP Acquisition Fund III, L.P., and certain of their co-investors (collectively, the "Optionees"), including Messrs. Jacobson, Morgan and Kellner, agreed to arrange for the Company to obtain a standby purchase commitment in connection with the Company's proposed rights offering contemplated for the purpose of refinancing the subordinated debt incurred by the Company in connection with the Tutor Time acquisition (the "Rights Offering"). As consideration for obtaining such commitment, a Special Committee of the Board of Directors, consisting of Mr. Tylka and Mr. Feld, approved, subject to shareholder approval, the grant to the Optionees of options to purchase, in the aggregate, up to 400,000 shares of Common Stock, until July 19, 2006, at an exercise price of $5.00 per share. All shares acquired by the Optionees would be subject to registration rights, pursuant to which, until July 6, 2007, the Optionees would have the right to cause the Company to register, at the Company's expense, their shares of Common Stock, whenever the Company is otherwise registering shares (except in certain circumstances). A copy of the option grant agreement is attached hereto as Exhibit 10.1. Shareholder approval of the option grant is being solicited in connection with the Company's 2002 Annual Meeting of Shareholders to be held August 15, 2002.

         The Rights Offering is expected to take place prior to December 31, 2002 and will refinance the subordinated debt incurred by the Company in connection with the Tutor Time acquisition. As currently contemplated, each Rights Offering unit ("Unit") will consist of 30 shares of common stock, valued at $3.50 per share, and a $35 subordinated debenture, giving an aggregate value to each Unit of $140. Subject to certain shareholder ownership requirements, all common shareholders as of the Rights Offering record date, will be able to participate in the offering and will be allowed to acquire Units on a pro rata basis. The subordinated debentures will bear interest at 15%, have a five-year maturity, and be redeemable by the Company at any time at par, subject to restrictions under its senior lending agreements. As indicated above, JP Acquisition Fund II, L.P., JP Acquisition Fund III, L.P., and certain of their co-investors, including Messrs. Jacobson, Morgan and Kellner, have provided a commitment to purchase all Units not subscribed for in the Rights Offering.

ITEMS 3 AND 4.    NOT APPLICABLE.

ITEM 5.     OTHER EVENTS.

         On July 22, 2002, the Company issued the press release attached hereto as Exhibit 99.2, announcing the appointment of William D. Davis as President and Chief Executive Officer of the Company. The information contained in the press release is incorporated herein by reference.

ITEM 6.     NOT APPLICABLE.

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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

         (a) - (b)  Financial Statements.

         Financial statements required under this Item 7 have not been included with this initial report, but will be filed by amendment not later than 60 days after the date on which this initial report must be filed.

         (c)      Exhibits.

                  2.1 Asset Purchase Agreement among TT Acquisition LLC, Tutor Time Learning Systems, Inc. and other sellers named therein, dated as of June 28, 2002.

                           The schedules and exhibits to the Asset Purchase Agreement do not contain information which is material to an investment decision, therefore, this report does not include such schedules or exhibits. The Asset Purchase Agreement contains a list briefly identifying the contents of the omitted schedules and exhibits. The Company will furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.

                  4.1 Second Amendment to Amended and Restated Credit Agreement dated as of July 19, 2002, between Childtime Childcare, Inc. and Bank One, NA.

                  4.2 Subordination Agreement dated as of July 19, 2002, among Bank One, NA, Childtime Childcare, Inc. and the subordinated lenders, including the form of Subordinated Promissory Note attached thereto as Schedule B.

                  10.1 Option grant letter agreement, dated July 19, 2002, among Childtime Learning Centers, Inc., JP Acquisition Fund II, L.P. and JP Acquisition Fund III, L.P.

                  99.1 Press release regarding the acquisition of Tutor Time's assets, dated July 22, 2002.

                  99.2 Press release regarding the appointment of a new President and CEO, dated July 22, 2002.

ITEM 8.     NOT APPLICABLE.

ITEM 9.     NOT APPLICABLE.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CHILDTIME LEARNING CENTERS, INC.

Date: August 5, 2002                  By: /s/ LEONARD C. TYLKA
                                         ---------------------------------------
                                         Leonard C. Tylka
                                         Its: Interim Chief Financial Officer
                                                and Treasurer


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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
2.1      Asset Purchase Agreement among TT Acquisition LLC, Tutor Time Learning
         Systems, Inc. and other sellers named therein, dated as of June 28,
         2002.

4.1      Second Amendment to Amended and Restated Credit Agreement dated as of
         July 19, 2002, between Childtime Childcare, Inc. and Bank One, NA.

4.2      Subordination Agreement dated as of July 19, 2002, among Bank One, NA,
         Childtime Childcare, Inc. and the subordinated lenders, including the form of Subordinated Promissory Note attached thereto as Schedule B.

10.1     Option grant letter agreement, dated July 19, 2002, among Childtime
         Learning Centers, Inc., JP Acquisition Fund II, L.P. and JP Acquisition
         Fund III, L.P.

99.1     Press release regarding the acquisition of Tutor Time's assets, dated
         July 22, 2002.

99.2 Press release regarding the appointment of a new President and CEO, dated July 22, 2002.